CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS FOURTH QUARTER

AND FULL YEAR 2024 RESULTS

Fourth Quarter 2024 vs. Fourth Quarter 2023

●	Revenue of $21.8 million compared to $23.5 million;
●	Gross profit of $4.3 million compared to $4.1 million;
●	Gross margin of 20.0% compared to 17.4%;
●	Net income of $1.0 million ($1.4 million excluding deferred tax asset valuation impact) compared to net income of $14.8 million ($0.6 million excluding deferred tax asset valuation impact);
●	Earnings per share of $0.08 ($0.11 excluding deferred tax asset valuation impact) compared to earnings per share of $1.20 ($0.05 excluding deferred tax asset valuation impact);
●	Adjusted EBITDA(1) of $2.3 million compared to $1.8 million;
●	Cash flow from operations of $4.4 million compared to $3.1 million.

Full Year 2024 vs. Full Year 2023

●	Revenue of $81.1 million compared to $86.5 million;
●	Gross profit of $17.2 million compared to $17.1 million;
●	Gross margin of 21.3% compared to 19.7%;
●	Net income of $3.3 million ($3.7 million excluding deferred tax asset valuation impact) compared to $17.2 million ($3.0 million excluding deferred tax asset valuation impact);
●	Earnings per share of $0.26 ($0.29 excluding deferred tax asset valuation impact) compared to $1.40 ($0.25 excluding deferred tax asset valuation impact);
●	Adjusted EBITDA(1) of $7.8 million compared to $7.5 million;
●	Cash flow from operations of $3.6 million compared to $3.9 million;
●	Debt as of December 31, 2024 of $17.4 million compared to $20.1 million as of December 31, 2023.

EDGEWOOD, N.Y. – March 31, 2025 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the twelve month period ended December 31, 2024.

“Although our 2024 revenue was lower than our 2023 revenue, we increased our gross profit margin by 150 basis points. Our net income, excluding the tax asset valuation impact, was up 22.2% with EPS up 19.5% from prior year due to operational efficiencies, lower SG&A and interest costs.

“We generated $3.6 million in cash from operations in 2024 and reduced our debt by another $2.7 million reaching an all-time low debt balance since 2011. Our Debt-to-Adjusted EBITDA Ratio at year-end was 2.2, which marks our eighth consecutive quarter-end below 3.0,” said Dorith Hakim, President and CEO.

Added Ms. Hakim, “We ended the year with a strong backlog of $510 million, which includes multiple new program awards from L3Harris, Raytheon and Embraer. We remain confident in CPI Aero’s long-term outlook and look forward to capitalizing on the multiple opportunities ahead as we continue to build on our long-standing relationships with our customers.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. Words such as “remain confident," “outlook,” “opportunities ahead,” “continue,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements include the Company’s confidence in its long-term outlook, expectations for future opportunities, and plans to continue strengthening customer relationships. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Philip Passarello
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	ppassarello@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash	$5,490,963	$5,094,794
Accounts receivable, net	3,716,378	4,352,196
Contract assets, net	32,832,290	35,312,068
Inventory, net	918,288	1,436,647
Prepaid expenses and other current assets	634,534	718,026
Total Current Assets	43,592,453	46,913,731

Operating lease right-of-use assets	2,856,200	4,740,193
Property and equipment, net	767,904	794,056
Deferred tax asset	18,837,576	19,938,124
Goodwill	1,784,254	1,784,254
Other assets	143,615	189,774
Total Assets	$67,982,002	$74,360,132

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$11,097,685	$10,487,012
Accrued expenses	7,922,316	10,275,695
Contract liabilities	2,430,663	5,937,629
Loss reserve	22,832	337,351
Current portion of line of credit	2,750,000	2,400,000
Current portion of long-term debt	26,483	44,498
Operating lease liabilities	2,162,154	1,999,058
Income taxes payable	58,209	30,107
Total Current Liabilities	26,470,342	31,511,350

Line of credit, net of current portion	14,640,000	17,640,000
Long-term operating lease liabilities	938,418	3,100,571
Long-term debt, net of current portion	—	26,483
Total Liabilities	42,048,760	52,278,404

Commitments and Contingencies (see note 16)
Shareholders’ Equity:
Common stock - $.001 par value; authorized 50,000,000 shares, 12,978,741 and 12,771,434 shares, respectively, issued and outstanding	12,979	12,771
Additional paid-in capital	74,424,651	73,872,679
Accumulated deficit	(48,504,388)	(51,803,722)
Total Shareholders’ Equity	25,933,242	22,081,728
Total Liabilities and Shareholders’ Equity	$67,982,002	$74,360,132

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2024 and 2023

	2024	2023
Revenue	$81,078,864	$86,466,321

Cost of sales	63,840,803	69,400,693

Gross profit	17,238,061	17,065,628

Selling, general and administrative expenses	10,506,439	10,758,624
Income from operations	6,731,622	6,307,004

Interest expense	(2,288,834)	(2,455,214)
Income before benefit for income taxes	4,442,788	3,851,790

Provision (Benefit) from income taxes	1,143,454	(13,349,414)
Net income	$3,299,334	$17,201,204

Income per common share-basic	$0.26	$1.40
Income per common share-diluted	$0.26	$1.38

Shares used in computing income per common share:
Basic	12,593,213	12,311,219
Diluted	12,709,237	12,471,961

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP income from operations plus depreciation, amortization and stock-compensation expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to income from operations or net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP income from operations to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Depreciation. The Company incurs depreciation expense (recorded in cost of sales and in selling, general and administrative expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.

Stock-based compensation expense. The Company incurs non-cash expense related to stock-based compensation included in its GAAP presentation of cost of sales and selling, general and administrative expenses. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of income from operations to Adjusted EBITDA is as follows:

	Three months ended December 31		Twelve months ended December 31
	2024	2023	2024	2023
Income From Operations	2,074,655	1,545,001	6,731,622	6,307,004
Depreciation	124,746	119,976	430,006	470,950
Stock-based compensation	74,911	110,771	604,682	770,626
Adjusted EBITDA	2,274,312	1,775,748	7,766,310	7,548,580